UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):  June 13, 2019

SOUTH STATE CORPORATION

(Exact name of registrant as specified in its charter)

South Carolina (State or other jurisdiction of incorporation)	001‑12669 (Commission File Number)	57‑0799315 (IRS Employer Identification No.)

520 Gervais Street Columbia, South Carolina (Address of principal executive offices)	29201 (Zip Code)

(800) 277‑2175

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐    Pre-commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐    Pre-commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock, $2.50 par value	SSB	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b‑2 of the Securities Exchange Act of 1934 (§240.12b‑2 of this chapter).

Emerging growth company    ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01.    Other Events.

The Board of Directors of South State Corporation announced the authorization for the repurchase of up to 2,000,000 additional common shares of the Company’s common stock (the “New Repurchase Program”).  Repurchases under the New Repurchase Program will begin once the prior stock repurchase plan of 1,000,000 shares has been completed (see paragraph below).  The Company is not obligated to repurchase any such shares under the New Repurchase Program or the prior stock repurchase plan.  Shares will be purchased in open market transactions at prevailing market prices, in privately negotiated transactions, or by other means in accordance with federal securities laws.  Repurchases under the New Repurchase Program after June 6, 2020 would require additional Federal Reserve approval.

The prior stock repurchase plan, which authorized 1,000,000 shares, was announced on January 28, 2019.  There are 157,102 remaining shares that can be repurchased and the Company intends to repurchase the remaining shares under this plan.  The Company has previously repurchased 842,898 shares (342,898 shares have been repurchased in the second quarter of 2019).  Repurchases under the prior stock repurchase plan after December 23, 2019 would require additional Federal Reserve approval.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SOUTH STATE CORPORATION
(Registrant)

Date: June 13, 2019	/s/ John C. Pollok
John C. Pollok
Senior Executive Vice President,
Chief Financial Officer